EXHIBIT 99.1
                                  PRESS RELEASE
                               (January 23, 2004)


PREMIERWEST BANCORP ANNOUNCES CLOSING OF ACQUISITION OF MID VALLEY BANK


MEDFORD, OR - PremierWest Bancorp (NASDAQ: PRWT) announced today that Mid Valley Bank (OTCBB: MIVB) shareholders have approved, at a meeting held January 22, 2004, the merger of PremierWest Bank, a wholly-owned subsidiary of PremierWest Bancorp, and Mid Valley Bank. Under the terms of the merger agreement Mid Valley Bank branches will become part of PremierWest Bank. The transaction is expected to be completed after the close of business Friday January 23, 2004. Mid Valley branches will retain their name and operate as a division of PremierWest Bank during an interim period expected to last through the second quarter of 2004.

Under the terms of the merger agreement Mid Valley Bank shareholders will receive a combination of PremierWest Bancorp shares and cash. New shares issued as a result of the transaction are expected to total approximately 1.7 million, while cash is set at $9.8 million.

John Anhorn, President, & Chief Executive Officer stated, "I look forward to officially welcoming Mid Valley to our banking family and continue to be excited with the opportunities this expanded presence brings to shareholders, customers and employees." John Dickerson echoed Anhorn's comments, "this is an extremely positive event for Mid Valley shareholders, customers, and employees. The increased resources coupled with a very responsive community banking strategy will allow us to better serve our growing base of customers and expanded community."

John Dickerson, Chairman & Chief Executive Officer of Mid Valley Bank will join the Board of Directors of PremierWest Bancorp and PremierWest Bank effective upon the closing of the transaction and Joan Blocker President & Chief Operating Officer will serve as Senior Vice President and will supervise the California branches of the combined organization.

The combined organization will have thirty one full service banking offices located along the general vicinity of the I-5 corridor, between Roseburg, Oregon and Chico, California. Additionally, PremierWest is scheduled to open its thirty second full service office in Klamath Falls, Oregon by the end of this month.


ABOUT PREMIERWEST BANCORP:
-------------------------
PremierWest Bancorp is the parent company of PremierWest Bank with banking offices located in Jackson, Josephine, Douglas and Klamath counties of Oregon; and Shasta and Siskiyou Counties in California. PremierWest Investment Services, Inc. and Premier Finance Company are subsidiaries of PremierWest Bank. PremierWest Investment Services maintains investment personnel in Medford and Roseburg, Oregon. Premier Finance Company has offices located in Medford, Klamath Falls and Portland, Oregon. PremierWest Mortgage is a division of PremierWest Bank and operates through offices in Roseburg, Klamath Falls, Grants Pass and Medford, Oregon, and Yreka and Redding, California.

This report contains certain forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those reflected in those statements. These forward-looking statements are based on management's assumptions and projections, and are sometimes identifiable by use of the words, "expect to," "plan," "will," "believe" and words of similar predictive nature. Because management's assumptions and projections are based on anticipation of future events, you should not place undue emphasis on forward-looking statements. You should anticipate that our actual performance may vary from these projections, and variations may be material and adverse. You should not rely on forward-looking statements in evaluating an investment or

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prospective investment in our stock, and when
reading these statements you should consider the uncertainties and risks discussed in our reports to the Securities and Exchange Commission, including our annual report on Form 10-K for the fiscal year ended December 31, 2002 and our forthcoming annual report on Form 10-K for the fiscal year ended December 31, 2003. Copies of our securities filings are available on our Internet website at http://www.premierwestbank.com; however, readers should note that the contents of our website are not incorporated into this release or into any of our securities filings, except to the extent expressly noted therein. PremierWest undertakes no obligation to update any forward-looking statements contained herein.


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                  Contact:

                   PremierWest Bancorp

John Anhorn                                 Richard Hieb
President                                   Executive Vice President
& Chief Executive Officer                   & Chief Operating Officer
(541) 618-6020                              (541) 618-6020
John.Anhorn@PremierWestBank.com             Rich.Hieb@PremierWestBank.com

Tom Anderson
Senior Vice President
& Chief Financial Officer
(541) 282-5190
Tom.Anderson@PremierWestBank.com































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